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                                                                    EXHIBIT 10.2

[PETROLEUM ECONOMIST LETTERHEAD ]


         Mr Christian Fett
         Fearnleys

         By Fax
         04-04-02

         Dear Mr Fett

         This is to confirm that you have permission to source Petroleum Economist - Fundamentals of the Global LNG Industry in the prospectus for Golar LNG.

         Yours sincerely

         Derek Bamber

         /s/ Derek Bamber

         Managing editor